Registration  Statement No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                 CIT GROUP INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   65-1051192
   (State or other jurisdiction          (I.R.S. Employer Identification Number)
of incorporation or organization)

                                   1 CIT Drive
                          Livingston, New Jersey 07039
          (Address of principal executive offices, including zip code)

                                   ----------

                    CIT GROUP INC. DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                   ----------

                             Robert J. Ingato, Esq.
                  Executive Vice President and General Counsel
                                 CIT Group Inc.
                                   1 CIT Drive
                          Livingston, New Jersey 07039
                                 (973) 740-5000
            (Name, address and telephone number of agent for service)

                                    Copy to:

                            Linda E. Rappaport, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
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                         Calculation of Registration Fee

==========================================================================================================================

                                       Amount to be    Proposed maximum offering       Proposed maximum        Amount of
Title of securities to be registered    registered       price per obligation         aggregate offering     registration
                                                                                         price (2)               fee
-------------------------------------  -------------- ---------------------------- ------------------------- --------------

Deferred Compensation Obligations (1)  $10,000,000               100%                   $10,000,000           $1,267

==========================================================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of CIT Group Inc. to pay deferred compensation in the future in accordance with the terms of the CIT Group Inc. Deferred Compensation Plan.

(2) Estimated solely for the purpose of determining the registration fee.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this registration statement:

    (a) The registrant's annual report on Form 10-K for the year ended December 31, 2003 (File No. 001-31369);

    (b) The registrant's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004 (File No. 001-31369); and

    (c) The description of the registrant's common stock contained in the registrant's registration statement on Form S-3 (Registration No. 333-119172), first filed on September 21, 2004.

    All documents that the registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement, but before the registrant files a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, and the "Note" to Part I of Form S-8.


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

Item 4.  Description of Securities.

    Under the CIT Group Inc. Deferred Compensation Plan (the "Plan"), the registrant will provide participants in the Plan ("Participants") with the opportunity to elect to defer payment of a portion of their base pay and certain incentive payments. The registrant's obligations under the Plan (the "Obligations") will be unsecured general obligations to pay the deferred compensation in the future in accordance with the terms of the Plan. Payment of the Obligations will be made directly either from the general funds of the registrant or a "rabbi trust" created by the registrant for the purpose of informally funding the Plan. No special or separate fund will be established and no other segregation of assets will be made to assure payment. Participants may not transfer or assign, or subject to alienation, anticipation, sale, pledge, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant, any right, title or interest in the Plan. Payment rights under the Obligations will be no greater than the right of an unsecured general creditor of the registrant.

    The amount of compensation to be deferred by each Participant will be determined in accordance with the Plan based on the elections by each Participant. Obligations will be payable upon separation from service (in a lump sum or up to fifteen annual installments), commencing in a specified calendar year (in a lump sum or up to five annual installments), or otherwise in accordance with the terms of the Plan. The payment amount under the Obligations will be determined in accordance with the terms of the Plan based on the amount of compensation deferred by the Participant and the Participant's deemed investment elections. Obligations will be deemed to be invested in one or more investment alternatives chosen by the Participant from a menu provided by the registrant, and will be adjusted to reflect the positive or negative investment experience of the investment. Obligations do not represent any ownership right with respect to investment alternatives. The registrant is not required to make actual investments corresponding to investment alternatives and has the sole and exclusive authority to invest any or all amounts deferred under the Plan in any manner, regardless of the Participant's elections.

    The Plan is administered by the Employee Benefits Plan Committee of the registrant, which has the authority, inter alia, to construe and interpret the Plan its sole and absolute discretion and to provide rule and regulations relating to the administration of the Plan. Modifications to the Plan must be approved by the Compensation Committee of the registrant's Board of Directors.

Item 5.  Interests of Named Experts and Counsel.

    Not Applicable.


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

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to registrant's interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the registrant only as authorized in each specific case upon a determination by the stockholders, disinterested director or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

    The registrant's certificate of incorporation and by-laws provide that the registrant will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the registrant or the stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the registrant or the stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (4) for any transaction from which such director derived an improper personal benefit. In addition, the registrant maintains liability insurance for directors and officers.

    For information concerning the registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof.

Item 7.  Exemption From Registration Claimed.

         Not applicable.



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

Item 8.  Exhibits.

    The following exhibits are filed as part of this Registration Statement:

Exhibit No.                  Description of Document
-----------                  -----------------------

4.1                          CIT Group Inc. Deferred Compensation Plan
5.1                          Opinion of Shearman & Sterling LLP
23.1                         Consent of PricewaterhouseCoopers LLP
23.2                         Consent of Shearman & Sterling LLP (included in
                             Exhibit 5.1)
24.1                         Powers of Attorney (included on signature page)

Item 9.  Undertakings.

    (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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

    (b) The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.


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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Livingston, State of New Jersey, on November 24, 2004.


                                  CIT GROUP INC.


                                  By:   /s/ Joseph M. Leone
                                     ---------------------------------------
                                     Name:  Joseph M. Leone
                                     Title: Vice Chairman and
                                            Chief Financial Officer

                                POWER OF ATTORNEY

    Each person whose signature appears below hereby severally and individually constitutes and appoints Joseph M. Leone, Eric S. Mandelbaum and James P. Shanahan, and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act which relates to this registration statement, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Signature Capacity Date

Signature                                     Capacity                             Date

/s/ Jeffrey M. Peek                           President, Chief Executive Officer
---------------------------------             and Director (Principal Executive    November 19, 2004
Jeffrey M. Peek                               Officer)

/s/ Joseph M. Leone                           Vice Chairman and Chief Financial
---------------------------------             Officer (Principal Financial         November 24, 2004
Joseph M. Leone                               Officer)

/s/ William J. Taylor                         Executive Vice President and
---------------------------------             Controller (Principal Accounting     November 30, 2004
William J. Taylor                             Officer)

/s/ Albert R. Gamper, Jr.                     Chairman of the Board                November 18, 2004
---------------------------------
Albert R. Gamper, Jr.

/s/ Gary C. Butler                            Director                             November 22, 2004
---------------------------------
Gary C. Butler



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

/s/ William A. Farlinger                      Director                             November 19, 2004
---------------------------------
William A. Farlinger

/s/ William M. Freeman                        Director                             November 18, 2004
---------------------------------
William M. Freeman

/s/ Hon. Thomas H. Kean                       Director                             November 18, 2004
---------------------------------
Hon. Thomas H. Kean

/s/ Edward J. Kelly, III                      Director                             November 29, 2004
---------------------------------
Edward J. Kelly, III

/s/ Marianne Miller Parrs                     Director                             November 22, 2004
---------------------------------
Marianne Miller Parrs

/s/ John R. Ryan                              Director                             November 21, 2004
---------------------------------
John R. Ryan

/s/ Peter J. Tobin                            Director                             November 18, 2004
---------------------------------
Peter J. Tobin

/s/ Lois M. Van Deusen                        Director                             November 19, 2004
---------------------------------
Lois M. Van Deusen


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